Exhibit 32.2

Certification of Interim Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation (“Sharper Image”), does hereby certify that:

a)	The Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended January 31, 2006 (”Amendment No. 1”) of Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	The information contained in Amendment No. 1 fairly presents, in all material respects, the financial condition and result of operations of Sharper Image.

By:	/s/ Daniel W. Nelson
Daniel W. Nelson
Senior Vice President
Interim Chief Financial Officer
March 1, 2007